UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/22/2007

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.02.    Unregistered Sales of Equity Securities

In connection with the private placement transaction closed on June 22, 2007 ("Private Placement Transaction") and disclosed on Form 8-k on June 26, 2007, certain reset provisions under the Registrant's $15 million convertible subordinated promissory notes ("Convertible Notes") and the "A" warrants issued in the private placement transaction that the Registrant closed on October 27, 2006 ("October "A" Warrants") and disclosed on Form 8-K on October 31, 2006, were triggered.

The conversion price under the Convertible Notes was reset from $2.36 to $1.35. As a result of such reset, the Registrant will reserve approximately 4.75 million additional shares for issuance upon conversion of the Convertible Notes. The holders of the Convertible Notes agreed not to exercise their conversion rights for a period of six months following the closing of the Private Placement Transaction.

The exercise price for the October "A" Warrants was reset from $2.36 to $1.50. As a result of such reset, the Registrant will reserve approximately 1.38 million additional shares for issuance upon exercise of the October "A" Warrants.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: June 28, 2007	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer